EXHIBIT 23.3

CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP
(BANK OF GRAY)

[LETTERHEAD OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP]

February 27, 2003

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 17, 2003, accompanying the financial statements of Bank of Gray which report is included in the Form S-4 of SNB Bancshares, Inc., for the period ended December 31, 2002. We hereby consent to incorporation by reference of that report and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4 of SNB Bancshares, Inc.

/s/ McNair, McLemore, Middlebrooks & Co., LLP McNair, McLemore, Middlebrooks & Co., LLP